Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

InterCloud Systems, Inc.

Shrewsbury, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 2014, relating to the consolidated financial statements of Integration Partners – NY Corporation, which are contained in Form 8-K/A filed on March 18, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO USA, LLP

New York, New York

April 7, 2015